UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	September 11, 2008
(Date of earliest event reported)	September 10, 2008

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 8.01	Other Events

On September 10, 2008, ONEOK Partners, L.P. (NYSE: OKS) announced plans to build a $70 to $80 million natural gas liquids pipeline lateral, connecting the Denver-Julesburg Basin in northeastern Colorado with the Overland Pass Pipeline that is currently being constructed. The 125-mile D-J Basin Lateral Pipeline is designed to transport as much as 55,000 barrels per day of raw natural gas liquids from the D-J Basin to the 760-mile Overland Pass Pipeline, which has the potential to transport 255,000 barrels per day. Construction of the 6- to 12-inch diameter lateral pipeline is under way with initial start-up currently scheduled in early 2009. The D-J Basin Lateral Pipeline will transport natural gas liquids from five existing natural gas processing facilities in the D-J Basin. Supply commitments are in place for up to 33,000 barrels per day of unfractionated natural gas liquids.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 News release issued by ONEOK Partners, L.P. dated September 10, 2008.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	September 11, 2008	By:	/s/ Caron A. Lawhorn
Caron A. Lawhorn
Senior Vice President - Chief Accounting Officer

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